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                                                                  EXHIBIT 99.1

                             [CHARLES RIVER LOGO]
                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                            251 BALLARDVALE STREET
                             WILMINGTON, MA 01887
                               (978) 658-6000

                PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                               OCTOBER 20, 2004

            THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
              OF CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

      The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the Special Meeting of Stockholders to be held at 9:00 a.m. on Wednesday, October 20, 2004 at Charles River Corporate Headquarters,
251 Ballardvale Street, Wilmington, MA 01887 and hereby appoints James C. Foster, Thomas F. Ackerman and Dennis R. Shaughnessy, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Charles River Laboratories International, Inc. registered in the name provided herein which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. HOWEVER, IF THE UNDERSIGNED DIRECTS THAT THE PROXY BE VOTED AGAINST PROPOSAL 1, BUT MAKES NO DIRECTION FOR PROPOSAL 2, NO VOTE WILL BE CAST WITH RESPECT TO PROPOSAL 2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof.











SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE

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CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694


              YOUR VOTE IS IMPORTANT.  PLEASE VOTE IMMEDIATELY.


VOTE-BY-INTERNET - Log on to the Internet and go to
                   http://www.eproxyvote.com/crl.

VOTE-BY-PHONE -  Call toll-free 1-800-PRX-VOTE (1-877-779-8683)

VOTE-BY-MAIL -  Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT RETURN YOUR PROXY CARD.



                DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


/X/   PLEASE MARK VOTE AS IN THIS EXAMPLE.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. HOWEVER, IF THE UNDERSIGNED DIRECTS THAT THE PROXY BE VOTED AGAINST
PROPOSAL 1, BUT MAKES NO DIRECTION FOR PROPOSAL 2, NO VOTE WILL BE CAST
WITH RESPECT TO PROPOSAL 2. In their discretion, the proxies are authorized to vote upon such matters as may properly come before the Special Meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. To approve the issuance of shares             FOR     AGAINST    ABSTAIN
   of Charles River's common stock in            / /       / /        / /
   connection with the transaction
   contemplated by the Agreement and
   Plan of Merger, dated as of June 30,
   2004, as amended, among Charles River,
   Inveresk Research Group, Inc., Indigo
   Merger I Corp., and Indigo Merger II
   LLC (the successor to Indigo Merger
   II Corp.)

2. To approve the adjournment of the            FOR     AGAINST     ABSTAIN
   special meeting, if necessary, to            / /       / /         / /
   solicit additional proxies in favor
   of Proposal 1.

                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

                          MARK HERE IF YOU PLAN TO ATTEND THE MEETING    / /


                           Please sign exactly as name(s)
                           appears hereon. Joint owners should
                           each sign. When signing as attorney,
                           executor, administrator, trustee or
                           guardian, please give full title as
                           such.

Signature: _______________  Date: _______ Signature: ______________  Date: _____